Exhibit 10.54(g)

SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Sixth Amendment to Employment Agreement is made and entered into as of October 1, 2007, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Jose Luis Laparte (“Executive”).

Recitals

A)	On June 3, 2004 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on five prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1. Section 3.1 of the Agreement which provides:

3.1    Term.    The term of Executive’s employment hereunder shall commence on October 8, 2004 and shall continue until October 7, 2007, unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended, to provide as follows:

3.1    Term.    The term of Executive’s employment hereunder shall commence on October 8, 2004 and shall continue until October 7, 2008, unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2. All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER PRICESMART, INC.

Jose Luis Laparte	By:
	Name:	Robert M. Gans
	Its:	Executive Vice President